UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2008

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Company's 2007 Performance Equity Plan

On November 20, 2008, at the 2008 Annual Meeting of the Stockholders of American Apparel, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s 2007 Performance Equity Plan, as amended (the “Plan”):  (i) to increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 3.29 million and (ii) to increase the maximum number of shares of the Company’s common stock that may be granted as awards to any one participant in any one calendar year from 200,000 to 2.5 million.  A description of the amendment to the Plan and a copy of the Plan, as amended, are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 29, 2008, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	2007 Performance Equity Plan (included as Appendix A of the Definitive Proxy Statement (No. 001-32697), filed October 29, 2008 and incorporated by reference herein)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: November 26, 2008	By:	/s/ Dov Charney
Name: Dov Charney
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
10.1	2007 Performance Equity Plan (included as Appendix A of the Definitive Proxy Statement (No. 001-32697), filed October 29, 2008 and incorporated by reference herein)